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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 2, 2004


                           FREMONT GENERAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)


          1-8007                                         95-2815260
(Commission File Number)                    (I.R.S. Employer Identification No.)


     2020 SANTA MONICA BOULEVARD - SUITE 600 SANTA MONICA, CA     90404
               (Address of Principal Executive Offices)         (Zip Code)

                                 (310) 315-5500
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changes Since Last Report)





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ITEM 5. OTHER EVENTS.


     On June 2, 2004, the State of California Insurance Commissioner John Garamendi, as statutory liquidator of Fremont Indemnity Company ("Fremont Indemnity"), filed suit against Fremont General Corporation (the "Company") in Los Angeles County Superior Court. The complaint alleges the improper utilization by the Company of certain net operating loss deductions allegedly belonging to its Fremont Indemnity subsidiary.


     The complaint involves issues that the Company considers were resolved in the Letter Agreement between the California Department of Insurance, Fremont Indemnity and the Company. The Letter Agreement, dated July 2, 2002, was executed on behalf of the California Department of Insurance by the Honorable Harry Low, the State of California Insurance Commissioner at that time. The Company has honored its obligations under the Letter Agreement, as reported in its public filings, and will continue to do so. The Company will vigorously defend itself and believes that the complaint mischaracterizes the terms of the Letter Agreement and lacks merit.














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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         FREMONT GENERAL CORPORATION


Date:  June 17, 2004                     BY: /s/  Patrick E. Lamb
                                         --------------------------------
                                         Patrick E. Lamb, Senior Vice President,
                                         Chief Financial Officer and Treasurer


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